UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Determination of Estimated Per Share Net Asset Value

On April 20, 2020, the board of directors (the “Board”) of SmartStop Self Storage REIT, Inc. (the “Company”), at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Committee”), unanimously approved and established the Company’s estimated net asset value per share (“Estimated Per Share NAV”). The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of December 31, 2019 (the “Valuation Date”), prior to the emergence of the novel coronavirus (“COVID-19”) in the United States. The Company is providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under Financial Industry Regulatory Authority (“FINRA”) Rule 2231, with respect to customer account statements. This valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued in April 2013 (the “IPA Valuation Guidelines”).

The Committee, which is comprised solely of independent directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.

The Estimated Per Share NAV was determined after consultation with the Company’s management and Robert A. Stanger & Co, Inc. (“Stanger”), an independent third-party valuation firm. The engagement of Stanger was approved by the Committee. Stanger prepared an appraisal report (the “Stanger Appraisal Report”) summarizing key information and assumptions and providing an appraised value on 114 properties (the “Stanger Appraised Properties”) in the Company’s portfolio as of December 31, 2019. Stanger also prepared a net asset value report (the “Stanger NAV Report”) which estimates the net asset value per share of each of the Company’s Class A common stock and Class T common stock as of December 31, 2019. The Stanger NAV Report relied upon: (i) the Stanger Appraisal Report for the Stanger Appraised Properties; (ii) Stanger’s estimated value of the Company’s advisory, asset management and property management businesses and certain joint ventures (the “Managed REIT Platform”); (iii) Stanger’s estimated fair market value of the Company’s secured notes payable; and (iv) the Company’s estimate of the value of the Company’s cash, other assets, liabilities, and preferred equity, to calculate an estimated net asset value per share of the Company’s common stock. The process for estimating the value of the Company’s assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.

Upon the Committee’s receipt and review of the Stanger Appraisal Report and the Stanger NAV Report (the “Reports”), the Committee recommended $10.40 as the Estimated Per Share NAV of each of the Company’s Class A common stock and Class T common stock as of December 31, 2019 to the Board. Upon the Board’s receipt and review of the Reports and recommendation of the Committee, the Board approved $10.40 as the Estimated Per Share NAV of each of the Company’s Class A common stock and Class T common stock as of December 31, 2019.

The table below sets forth the calculation of the Company’s Estimated Per Share NAV as of December 31, 2019 and the Company’s previous estimated value per share as of March 31, 2019.

	12/31/2019	3/31/2019
Assets
Real Estate Properties	$1,462,770,744	$1,401,326,048
Additional Assets
Cash	62,279,757	13,929,024
Restricted Cash	6,291,366	5,957,748
Other Assets	5,511,883	5,354,187
Managed REIT Platform	79,000,000	—
Total Assets	$1,615,853,750	$1,426,567,007
Liabilities
Debt	$719,769,887	$775,218,482
Mark-to-Market on Mortgage Debt	12,258,272	3,989,306
Accounts Payable and Accrued Liabilities	18,576,230	13,790,985
Due to Affiliates	406,590	217,193
Incentive Distribution	—	5,616,134
Distributions Payable	5,159,105	2,922,647
Total Liabilities	$756,170,084	$801,754,747
Net Asset Value	859,683,666	624,812,260
Preferred Equity	150,000,000	—
Net Asset Value to Common	$709,683,666	$624,812,260
Net Asset Value for Class A Shares	$629,594,488	$544,207,163
Number of Class A Shares Outstanding (1) (2)	60,530,153	51,055,712
Net Asset Value for Class A Shares	$10.40	$10.66
Net Asset Value for Class T Shares	$80,089,178	$80,605,097
Number of Class T Shares Outstanding	7,699,893	7,562,103
Estimated Value Per Class T Share	$10.40	$10.66

(1)	Includes outstanding units in our operating partnership (“OP Units”) and unvested restricted stock issued to the Company’s directors and management.
(2)

Excludes Class A-2 operating partnership units, which are contingent on growth in assets under management or triggering events before being converted to a class of operating partnership units equivalent to a common share.

Methodology and Key Assumptions

In determining the Estimated Per Share NAV, the Board considered the recommendation of the Committee, the Reports provided by Stanger and information provided by the Company. The Company’s goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its Estimated Per Share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not, however, represent current market value or book value. The estimated value of the Stanger Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The Estimated Per Share NAV does not reflect a real estate portfolio premium or discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

The Estimated Per Share NAV was calculated as of December 31, 2019 prior to the emergence of COVID-19 in the United States. While the Company is continuously monitoring the effect of the COVID-19 pandemic on the global economy and the self storage industry in general, the Company is not able to quantify the potential impact on its Estimated Per Share NAV until it has greater visibility into how the spread of the disease may affect the Company’s operations or the broader economic environment. For additional details, please see the risk factor titled “We face risks related to an epidemic, pandemic or other health crisis, such as the recent outbreak of the novel coronavirus (“COVID-19”), which could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects” in the Company’s Annual Report on Form 10-K, filed March 27, 2020. Future valuations of the Company’s properties or other assets and liabilities could be affected by COVID-19 or any associated weakened economic conditions.

Independent Valuation Firm

Stanger was selected by the Committee to appraise and provide a value on the 114 Stanger Appraised Properties. Stanger is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company. The compensation the Company paid to Stanger related to the valuation is based on the scope of work and not on the appraised values of the Company’s real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Stanger Appraisal Report was reviewed, approved, and signed by an individual with the professional designation of MAI licensed in the state where each real property is located. The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

Stanger collected reasonably available material information that it deemed relevant in appraising the Company’s real estate properties. Stanger relied in part on property-level information provided by the Company, including: (i) historical and projected operating revenues and expenses; (ii) unit mixes; (iii) rent rolls; and (iii) information regarding recent or planned capital expenditures.

In conducting its investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company for reasonableness, Stanger assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to Stanger by any other party and did not independently verify any such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and/or the Board. Stanger relied on the Company to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

In performing its analyses, Stanger made numerous other assumptions as of various points in time with respect to industry performance, general business, economic, and regulatory conditions, and other matters, many of which are beyond its control and the Company’s control. Stanger also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Stanger assumed that the Company has clear and marketable title to each real estate property appraised, that no title defects exist, that any improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density, or shape are pending or being considered. Furthermore, Stanger’s analyses, opinions, and conclusions were necessarily based upon market, economic, financial, and other circumstances and conditions existing as of or prior to the date of the Stanger Appraisal Report, and any material change in such circumstances and conditions may affect Stanger’s analyses and conclusions. The Stanger Appraisal Report contains other assumptions, qualifications, and limitations that qualify the analyses, opinions, and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Stanger’s analyses.

Stanger is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public security offerings, private placements, business combinations, and similar transactions. The Company does not believe that there are any material conflicts of interest between Stanger, on the one hand, and the Company, and their affiliates, on the other hand. The Company engaged Stanger, with approval from the Committee, to deliver its Reports to assist in the net asset value calculation and Stanger received compensation for those efforts. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. A special committee of the Board previously engaged Stanger to serve as a financial advisor in connection with the Company’s acquisition of Strategic Storage Growth Trust, Inc. and the Managed REIT Platform acquired from SmartStop Asset Management, LLC (“SAM”) and Stanger provided a fairness opinion in connection with those transactions, for which Stanger was paid usual and customary fees. In addition, Stanger was previously engaged by the Committee and performed a net asset value calculation for the Company for the period ended March 31, 2019. Finally, Stanger served as a financial advisor in the negotiation and closing of the preferred equity investment (the “Preferred Equity”) in the Company by Extra Space Storage LP, a subsidiary of Extra Space Storage Inc. Stanger may from time to time in the future perform other services for the Company, so long as such other services do not adversely affect the independence of Stanger as certified in the applicable Stanger Appraisal Report.

Although Stanger considered any comments received from the Company relating to their Reports, the final appraised values of the Company’s real estate properties were determined by Stanger for the Stanger Appraised Properties. The Reports are addressed solely to the Committee to assist it in calculating and recommending to the Board an Estimated Per Share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an Estimated Per Share NAV of the Company’s common stock, and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Reports. The Reports, including the analysis, opinions, and conclusions set forth in such reports, are qualified by the assumptions, qualifications, and limitations set forth in the respective reports.

Real Estate Valuation

As described above, the Company engaged Stanger to provide an appraisal of the Stanger Appraised Properties consisting of 114 properties in the Company’s portfolio as of December 31, 2019. In preparing the Stanger Appraisal Report, Stanger, among other things:

•	performed a site visit of each Stanger Appraised Property in the context of this assignment or prior assignments;

•

interviewed the Company’s officers to obtain information relating to the physical condition of each Stanger Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such properties;

•

reviewed historical operating statements, asking rental rates by unit type, achieved rental rates, market rental rates, occupancy for the subject properties and competing properties, current tax information and a review of tax comparable properties, where appropriate, and capitalization rates for self storage properties observed in the marketplace based on investor surveys and general discussions in the market, and extracted from recent sales of self storage properties in each property’s region.

Stanger employed the income approach to estimate the value of the Stanger Appraised Properties (other than a parcel of land in Asheville, NC and the office condominium located in Ladera Ranch, CA), which involves an economic analysis of the property based on its potential to provide future net annual income. A direct capitalization analysis was used to determine the value of the Company’s interest in the portfolio, by valuing the subject interest in each Stanger Appraised Property in the portfolio. The direct capitalization analysis was based upon the stabilized net operating income of each property capitalized at an appropriate capitalization rate for each property based upon property characteristics and competitive position and market conditions at the date of the appraisal.  Stanger deducted estimated lease up costs for properties that were not considered stabilized and adjusted the value conclusion of properties with deferred maintenance. Stanger employed the sales comparison approach to value a parcel of land in Asheville, NC and the office condominium located in Ladera Ranch, CA, which utilizes indices of value derived from actual or proposed sales of comparable properties to estimate the value of the subject property. Lastly, Stanger analyzed those properties that are subject to a contingent deferred liability (i.e., an earnout) and reflected such liability, as appropriate.

Stanger prepared the Stanger Appraisal Report, which summarizes key inputs and assumptions, providing a value for each of the Stanger Appraised Properties it appraised using financial information provided by the Company. From such review, Stanger selected the appropriate direct capitalization rate in its direct capitalization analysis.

The total aggregate purchase price of the appraised properties in the Stanger Appraisal Report was approximately $1.23 billion. In addition, through the Valuation Date, the Company had invested $26.6 million in capital improvements on these real estate assets since inception. As of the Valuation Date, the total value of the Stanger Appraised Properties was approximately $1.46 billion. This represents an approximately 16.5% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the direct capitalization models to arrive at the appraised value of the Stanger Appraised Properties:

	Range		Weighted Average
Direct Capitalization Rate	4.75%	6.50%	5.12%

While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Stanger Appraised Properties and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the direct capitalization rates were adjusted by 25 basis points or 5.0%, assuming the value conclusion for each Stanger Appraised Property is based on the method being sensitized and all other factors remain unchanged:

	Estimated Per Share NAV due to:
	Increase	Decrease	Increase	Decrease
	25 Basis Points	25 Basis Points	5.0%	5.0%
Direct Capitalization Rate	$9.39	$11.52	$9.38	$11.54

Loans

Values for the Company’s consolidated secured notes payable (the “Secured Notes Payable”) were estimated by Stanger using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for notes payable with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, prepayment terms, and collateral property attributes. The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates ranged from 3.55% to 6.50% for the Secured Notes Payable.

As of December 31, 2019, Stanger’s estimated fair value of the Company’s Secured Notes Payable was approximately $732.0 million. The weighted-average discount rate applied to the future estimated debt payments of the Secured Notes Payable was approximately 4.16%.

While the Company believes that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the estimated value of the Company’s Secured Notes Payable and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the market interest rate of the Secured Notes Payable were adjusted by 25 basis points or 5.0%, and assuming all other factors remain unchanged:

Estimated Per Share NAV due to:
Decrease	Increase	Decrease	Increase
25 Basis Points	25 Basis Points	5.0%	5.0%
$10.33	$10.48	$10.35	$10.46

Cash, Other Assets, Other Liabilities and Preferred Equity

The fair value of the Company’s cash, other assets and other liabilities were estimated by the Company to approximate carrying value as of the Valuation Date.  In estimating the fair value of the Preferred Equity, Stanger considered the conversion feature of the Preferred Equity and determined that as of the Valuation Date it would have been anti-dilutive since the conversion value of $10.66 per share is at a higher value then the NAV per share determined by the Board as of the Valuation Date; therefore, Stanger included the Preferred Equity liability at the equity investment amount made by Extra Space Storage LP as of the Valuation Date. The carrying value of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as intangible assets and liabilities, estimated liability for distribution and servicing fees and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments or would otherwise not be collectable or payable in the event of a hypothetical liquidation.

Managed REIT Platform Value

To derive the estimated value of the Managed REIT Platform, Stanger estimated the market value associated with the Company’s asset management and property management contracts (the “Management Contracts”) with the Company, Strategic Storage Trust IV, Inc. (“SST IV”) and Strategic Storage Growth Trust II, Inc. (“SSGT II”) using a comparable transactions analysis.  Stanger considered the projected fee income from the Management Contracts and the associated reasonable expenses to support such activities to derive an EBITDA projection for the 12 month period (the “Projected EBITDA”) following the valuation date.  Stanger then applied an EBITDA multiple to the Projected EBITDA to derive an estimated value associated with the Management Contracts.

To derive the estimated value of the Managed REIT Platform, Stanger also estimated the market value associated with the agreements between the Company, SST IV and SSGT II related to the tenant insurance, tenant protection plans or similar programs (“Tenant Programs”) acquired from SAM using a direct capitalization approach.  Stanger considered the projected Tenant Program income and related reasonable expenses to derive an EBITDA projection for the 12 month period (the “Projected TI EBITDA”) following the valuation date. Stanger then applied a capitalization rate to the Projected TI EBITDA to derive an estimated value associated with the Tenant Programs.

Different parties using different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets.

The Board’s Determination of the Estimated Per Share NAV

Based upon a review of the Reports provided by Stanger, upon the recommendation of the Committee, the Board estimated the Estimate Per Share NAV for each of the Class A common stock and Class T common stock to be $10.40.

Limitations of Estimated Per Share NAV

The various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, the Company is providing the Estimated Per Share NAV to assist broker-dealers that participate, or participated, in the Company’s public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets or liabilities according to GAAP.

Accordingly, with respect to the Estimated Per Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her Class A shares of common stock or Class T shares of common stock at the Estimated Per Share NAV;
•	a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•	the Company’s shares of Class A common stock and Class T common stock would trade at the Estimated Per Share NAV on a national securities exchange;
•	a different independent third-party appraiser or other third-party valuation firm would agree with the Estimated Per Share NAV; or
•

the Estimated Per Share NAV, or the methodology used to estimate the Estimated Per Share NAV, will be found by any regulatory authority to comply with the Employee Retirement Income Security Act (ERISA), the Internal Revenue Code of 1986, as amended, or other regulatory requirements.

Similarly, the amount a stockholder may receive upon repurchase of their shares, if they participate in the Company’s share redemption program and such redemption program is available, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by the Company.

The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2019. The Estimated Per Share NAV was based upon 68,230,046 shares of common equity or equivalent interests outstanding as of December 31, 2019, which was comprised of (i) 51,435,124 outstanding Class A shares of the Company’s common stock and unvested restricted Class A common stock issued to the Company’s directors and management, plus (ii) 7,699,893 outstanding Class T shares of the Company’s common stock, plus (iii) 9,095,029 outstanding OP Units, which OP Units are exchangeable on a one-for-one basis into Class A shares of Company’s common stock.

Further, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a real estate portfolio premium or discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. The Company currently anticipates publishing a new estimated share value on an annual basis.

Distribution Reinvestment Plan

In accordance with the Company’s distribution reinvestment plan, as amended (the “Plan”), the price per share pursuant to the Plan is equal to the estimated value per share approved by the Board and in effect on the date of purchase of shares under the Plan. In connection with the estimated value per share described in this Current Report, the Board approved a share price for the purchase of shares under the Plan equal to the estimated value per share of $10.40 for both Class A shares and Class T shares, to be effective for distribution payments being paid beginning in May 2020.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Form 8-K of SmartStop Self Storage REIT, Inc., other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements relating to the Estimated Per Share NAV. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this Form 8-K, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the novel coronavirus (COVID-19), uncertainties relating to the effects of COVID-19, the length of the COVID-19 pandemic and severity of such outbreak nationally and across the globe, the pace of economic recovery following the COVID-19 pandemic, military actions, and terrorist attacks.  The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to realize the plans, strategies and prospects contemplated by such forward-looking statements, including the Company’s ability to generate positive cash flow from operations and provide distributions to stockholders, and the Company’s ability to find suitable investment properties, may be significantly hindered.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents the Company files from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, copies of which may be obtained from the Company’s website at www.strategicreit.com.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

99.1Consent of Robert A. Stanger & Co., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: April 22, 2020	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer